Exhibit 10.5

AMENDMENT NO. 1 to SECOND AMENDED AND RESTATED
MANAGEMENT AND ADVISORY AGREEMENT

This AMENDMENT NO. 1, dated as of January 1, 2015, to the SECOND AMENDED AND RESTATED MANAGEMENT AND ADVISORY AGREEMENT (the “Management Agreement”), dated as of August 6, 2009, by and among ARBOR REALTY TRUST, INC., a Maryland corporation (“Parent REIT”), ARBOR REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (“Operating Partnership”), ARBOR REALTY SR, INC., a Maryland corporation (“Sub-REIT” and together with the Parent REIT and the Operating Partnership, the “Company”), and ARBOR COMMERCIAL MORTGAGE, LLC, a New York limited liability company (together with its permitted assigns, “Manager”) is made by and among the Company and the Manager.

W I T N E S S E T H :

WHEREAS, Ivan Kaufman has served as the Chief Executive Officer of the Company and the Manager since the date of the Management Agreement and continues to serve in both such positions;

WHEREAS, Mr. Kaufman has been an employee of the Company since the beginning of the Company’s fiscal year ended December 31, 2014;

WHEREAS, the Company and Mr. Kaufman have entered into the Annual Incentive Agreement as of the date hereof (the “Kaufman Annual Incentive Agreement”);

WHEREAS, the Company and the Manager desire to amend the Management Agreement on the terms and conditions hereinafter set forth to reflect the employment status of Mr. Kaufman and the terms of the Kaufman Annual Incentive Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.             For so long as Mr. Kaufman is employed by the Company and serves as its Chief Executive Officer, the Manager shall have no obligation under Section 3 of the Management Agreement to devote the time of its Chief Executive Officer to the Company’s activities.

2.             For so long as the Kaufman Annual Incentive Agreement is in effect, (a) all salary and bonus amounts payable by the Company to Mr. Kaufman shall be determined solely pursuant to the terms of the Kaufman Annual Incentive Agreement and not the terms of Section 8 of the Management Agreement, and (b) Mr. Kaufman shall not be considered a Covered Manager Employee (as defined in the Original Agreement) or a Discretionary Bonus Recipient (as defined in the Original Agreement).

3.             Except as modified pursuant to this Amendment, the Management Agreement is ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Manager:

ARBOR COMMERCIAL MORTGAGE, LLC,
a New York limited liability company

By:	/s/ Ivan Kaufman
Name:	Ivan Kaufman
Title:	Chief Executive Officer

Parent REIT:

ARBOR REALTY TRUST, INC.,
a Maryland corporation

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer
and Executive Vice President

Operating Partnership:

ARBOR REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Arbor Realty GPOP, Inc.,
a Delaware corporation,
its general partner

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer
and Executive Vice President

Sub-REIT:

ARBOR REALTY SR, INC.,
a Maryland corporation

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer
and Executive Vice President